Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Quantum-Si Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, $0.0001 par value per share	457(o)	(2)	(3)	(3)	—	—
	Equity	Preferred stock, $0.0001 par value per share	457(o)	(2)	(3)	(3)	—	—
	Debt	Debt Securities	457(o)	(2)	(3)	(3)	—	—
	Other	Warrants	457(o)	(2)	(3)	(3)	—	—
	Other	Rights	457(o)	(2)	(3)	(3)	—	—
	Other	Units	457(o)	(2)	(3)	(3)	—	—
	Unallocated (Universal) Shelf		457(o)	(2)	(3)	$300,000,000	$0.00015310	$45,930
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$300,000,000		$45,930
	Total Fees Previously Paid							—
	Total Fee Offsets							$1,517.73
	Net Fee Due							$44,412.27

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number of shares of Class A common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase Class A common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $300,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by Quantum-Si Incorporated (the “Registrant”) in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of Class A common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of Class A common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source
Rule 457(p)
Fee Offset Claims	Quantum-Si Incorporated	S-3	333-273934	August 11, 2023	—	$1,517.73(1)	Unallocated (Universal) Shelf(1)	(1)	(1)	$13,772,589.45	—

Fee Offset Sources	Quantum-Si Incorporated	S-3	333-273934	—	August 11, 2023	—	—	—	—	—	$16,530

(1)	On August 11, 2023, the Registrant filed a registration statement on Form S-3 (File No. 333-273934) registering such indeterminate number of shares of Class A common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants and rights to purchase Class A common stock, preferred stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement, will be deemed terminated as of the date of effectiveness of this registration statement. At the time of the termination of the offering under the Prior Registration Statement, there remained unsold $13,772,589.45 of securities registered under the Prior Registration Statement, for which the Registrant previously paid a registration fee of $16,530 based on the fee rate in effect at the time of the initial filing of the Prior Registration Statement. Pursuant to Rule 457(p), the Registrant is offsetting $1,517.73 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the unsold securities under the Prior Registration Statement.